EXHIBIT 23.1




                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement relating to the Bull Run Corporation 1994 Long-Term Incentive Plan for Key Employees of our report, dated February 10, 1998 (except as to Note 5 thereto, for which the date is March 20, 1998), with respect to the consolidated financial statements of Bull Run Corporation (the "Company") included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.


                                                          /s/ ERNST & YOUNG LLP



Atlanta, Georgia
May 28, 1998